EXHIBIT 6.
                        CONSENT OF DELOITTE & TOUCHE, LLP




INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-64496 of Ameritas Variable Life Insurance Company Separate Account V of our reports dated February 9, 2001, on the financial statements of Ameritas Variable Life Insurance Company and the financial statements of the subaccounts of Ameritas Variable Life Insurance Company Separate Account V, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors" in such Prospectus.





/s/ Deloitte & Touche LLP


Lincoln, Nebraska
September 19, 2001